SELWAY CAPITAL ACQUISITION CORPORATION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of April 10, 2013 by and among Selway Capital Acquisition Corporation, a Delaware corporation (the “Buyer”), and each of the individuals and entities signatory hereto (each a “Voting Party” and collectively, the “Voting Parties”).

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of January 25, 2013, by and among the Buyer, Selway Merger Sub, Inc. a New Jersey corporation (the “Merger Sub”), Healthcare Corporation of America, a New Jersey corporation (the “Company”), Prescription Corporation of America, a New Jersey corporation, the representative (the “Stockholders’ Representative”) of the stockholders of the Company (each a “Stockholder” and collectively the “Stockholders”) and the representative of the Buyer (the “Buyer’s Representative”), Merger Sub will merge with and into the Company (the “Merger”) and it is a condition precedent to the Merger that all of the Voting Parties enter into this Agreement;

WHEREAS, each of the Voting Parties currently owns, or on closing of the Merger will own, shares of the Buyer’s capital stock and wishes to provide for orderly elections of the Buyer’s Board of Directors; and

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Agreement to Vote. During the term of this Agreement, to the extent they are entitled under the Buyer’s Certificate of Incorporation, Bylaws or the Delaware General Corporation Law (collectively, the “Charter Documents”) to vote on a particular matter, each Voting Party agrees to vote all securities of the Buyer that may vote in the election of the Buyer’s directors that such Voting Party now has or hereafter acquires (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent.

2. Election of Boards of Directors.

2.1 Voting. During the term of this Agreement and subject to the Buyer’s Charter Documents, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as members of the Buyer’s Board of Directors the following persons:

(i) three (3) persons designated by the Stockholders’ Representative (each a “HCA Designee,” and collectively, the “HCA Designees”), to serve for a minimum of two (2) years from the closing date of the transactions contemplated by the Agreement;

(ii) one (1) person designated by the Buyer’s Representative (the “Selway Designee”), to serve for a minimum of two (2) years from the closing date of the transactions contemplated by the Agreement. The Selway Designee must qualify as an “independent director” under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) and the rules of any applicable securities exchange; and

(iii) three (3) persons unanimously selected by the HCA Designees and the Selway Designees (each a “Combined Designee,” and collectively the “Combined Designees”). Each Combined Designee must qualify as an “independent director” under the Securities Act and the rules of any applicable securities exchange.

2.2 Initial Designees. The initial HCA Designees are anticipated to be Gary Sekulski, Annie Saskowitz, and Thomas E. Durkin III, and the initial Selway Designee is anticipated to be Edmundo Gonzalez.

2.3 Size of the Board. The parties hereto agree that they shall, and that they shall cause their respective designees to, maintain the size of the Buyer’s Board of Directors at not more than nine (9) persons for the two (2) year period following the closing date of the transactions contemplated by the Agreement.

2.4 Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend the Buyer’s Charter Documents as required to effect the intent of this Agreement. Each of the Voting Parties and the Buyer agree not to take any actions that would materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Buyer’s Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Buyer’s Board of Directors are to the Buyer’s stockholders as a whole. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Buyer’s Board of Directors, the Buyer and the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Buyer by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other substitute person to the Board of Directors as may be designated on the terms provided herein.

3. Successors in Interest of the Voting Parties and the Buyer. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein. Each Voting Party shall not, and the Buyer shall not, permit the transfer of any Voting Party’s Voting Shares unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

4. Covenants. The Buyer and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Buyer. Neither the Buyer nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Buyer or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

5. Grant of Proxy. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

7. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by the Charter Documents and applicable law.

8. Termination. This Agreement shall terminate upon the first to occur of the following:

8.1 the date that is two (2) years from the Closing Date, as such term is defined in the Agreement; or

8.2 immediately prior to a transaction pursuant to which a person or group other than the Voting Parties or the Stockholders, or their respective affiliates, will control greater than 50% of the voting power with respect to the election of directors of the Buyer.

9. Amendments and Waivers. Except as otherwise provided herein, additional parties may be added to this Agreement, and any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Buyer, and (b) the holders of a majority of Voting Shares then held by the Voting Parties; provided, however, that the right of the Buyer’s Representative to nominate the Selway Designee shall not be amended without the written consent of Buyer’s Representative and provided further, that the right of the Stockholders’ Representative to nominate the HCA Designees shall not be amended without the written consent of the Stockholders’ Representative.

10. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement and the minimum number of Voting Shares pursuant to which certain Voting Parties may name designees will be appropriately adjusted.

11. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions (other than sections 5-1401 and 5-1402 of the New York General Obligations law, which shall apply to this Agreement).

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

15. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties (including, without limitation, the Prior Agreement), with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature page follows]

This Voting Agreement is hereby executed effective as of the date first set forth above.

“BUYER”

SELWAY CAPITAL ACQUISITION CORPORATION

By:	/s/ Edmundo Gonzalez
Name:	Edmundo Gonzalez
Title:	Chief Financial Officer

[Voting Party signature pages follow]

[Signature pages to Buyer Voting Agreement]

“VOTING PARTIES”

SELWAY CAPITAL HOLDINGS, LLC

By:	/s/ Edmundo Gonzalez
Name:	Edmundo Gonzalez
Title:	Chief Financial Officer

/s/ Gary Sekulski
Gary Sekulski

/s/ Annie Saskowitz
Annie Saskowitz

/s/ Hemil Khandwala
Hemil Khandwala

/s/ John M. Phelps, Jr.
John M. Phelps, Jr.

RLJ PARTNERS

By:	/s/ J.T. Wecke
Name:	J.T. Wecke
Title:	Partner

/s/ Roseann Wexler
Roseann Wexler

/s/ Ruth Ackerman
Ruth V. Ackerman

[Signature pages to Buyer Voting Agreement]

RX SERVICES INC.

By:	/s/ Hemil Khandwala
Name:	Hemil Khandwala
Title:	President

/s/ Scott Weeber
Scott Weeber

THE OTIS FUND

By:	/s/ Vic Wexler
Name:	Vic Wexler
Title:	Partner

[Signature pages to Buyer Voting Agreement]